UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Ste. 510, Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On January 6, 2016, Cosi, Inc. (the "Company") issued a press release reporting its comparable restaurant sales for the 2015 Period 12 and the 2015 Quarter 4 ended December 28, 2015.  A copy of the press release is furnished as Exhibit 99.1.

Item 8.01              Other Events.

On January 6, 2016, in the Company's press release, the Company reported certain business updates through December 28, 2015, as follows:

Overhead functions have been restructured in alignment with the Company's entrepreneurial and innovative culture, leading to the elimination of 11 roles, non-personnel savings, and an overall expected annual reduction in General & Administrative uses of cash of $2.5 million entering fiscal 2016.

The closure of one location in New York City at 1633 Broadway occurred on January 2, 2016.  The Company also confirmed its plan to close 3 additional locations in other markets as part of its ongoing strategy to address the bottom 25% locations in restaurant level cash flows.  In addition, the Company is actively pursuing an exit strategy for 6 other locations and is evaluating other options for the remaining restaurants in the bottom 25%.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press Release of Cosi, Inc., dated January 6, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	Cosi, Inc.

	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. and General Counsel, CCO

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of Cosi, Inc., dated January 6, 2016.	E

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